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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99141) of Quaker Fabric Corporation of our report dated February 19, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 19, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 18, 2004